UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Mendenhall Oaks Parkway Suite 200 High Point, North Carolina 27265

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (276) 627-2010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 31, 2012, Stanley Furniture Company, Inc. (the “Company”) issued a press release announcing the 2011 operating results. The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 31, 2012, the Company’s Compensation and Benefits Committee (the “Committee”) approved the payment of discretionary bonuses to Mr. Glenn Prillaman, the Company’s President and Chief Executive Officer, and Mr. Micah Goldstein, the Company’s Chief Operating and Financial Officer in the amount of $88,000 each. The Committee awarded these bonuses, as well as approved a bonus pool for key employees, in view of the Company’s progress in reducing operating losses and transitioning the operating models for its products.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of the Company dated January 31, 2012, announcing the Company’s 2011 operating results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: January 31, 2012	By:	/s/ Micah S. Goldstein
Micah S. Goldstein
Chief Financial Officer